UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2015

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Director

On July 20, 2015, Bennet Van de Bunt informed the Board of Directors (the “Board”) of SolarCity Corporation (the “Company”) of his decision to resign from the Board, effective as of July 20, 2015.  The Board accepted Mr. Van de Bunt’s decision and thanked him for his service.  Mr. Van de Bunt’s decision to resign is not the result of any disagreement with the Company.

The Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board has recommended that Donald R. Kendall, Jr. be appointed to the Compensation Committee of the Board.  It is anticipated that the Board will act upon the recommendation of the Nominating Committee at the next Board meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

	By:	/s/ Brad W. Buss
Brad W. Buss
Date: July 22, 2015		Chief Financial Officer